Exhibit 10.58

Take Stock in Your Future

Share in the future of Cabot Microelectronics Corporation (CMC). Enroll in the Employee Stock Purchase Plan (ESPP) and become a shareholder in CMC! As an ESPP participant, you are investing in the potential of the company. You have an opportunity to purchase CMC stock at a favorable price not available to non-employee investors. Stock ownership also entitles you to attend shareholder meetings and vote in elections.

Eligibility

You may elect to participate in the Plan if you are an employee of CMC and you are regularly scheduled to work:
ῆat least 20 hours per week; and
ῆ   more than 5 months out of the year.

How the Employee Stock Purchase Plan Works

If you meet the above criteria, you may purchase CMC common stock via after-tax payroll deductions. To participate, you must complete the Enrollment/Change Form located on the CMC Intranet and return it to the Corporate Human Resources Department or your designated HR representative during the designated enrollment periods.  Enrollment periods take place semi-annually before the beginning of each six-month offering period, during which you make contributions.  Enrollments will be effective with the corresponding offering period. For example, if you enroll on December 15, your deductions will occur during the January 1 – June 30 offering period.  See the chart below for applicable dates.

Enrollment Period (When You Enroll)	Offering Period (When You Make Contributions)
December 1 through 31 _____________ or _____________ June 1 through 30	January 1 through June 30 _____________ or _____________ July 1 through December 31

Offering Periods – The Time to Buy
Stock is purchased semi-annually at the end of each of the two offering periods. The total amount of your ESPP payroll deductions during an offering period are used to purchase shares of CMC common stock in your name at a discounted price on the exercise date.  You will receive an account statement from Computershare indicating your stock purchases following the end of each offering period.

How to Make Changes to Your Deductions
To make changes to your contribution amount, complete the ESPP Enrollment/Change Form and return it to the Corporate Human Resources Department or your designated HR representative. If you are not an executive officer or have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy, you may change your contribution percentage at any time during the offering period, as long as you are in compliance with the provisions of the Policy and are not in possession of any material non public information regarding CMC. Those who are executive officers or have been identified as “key” employees may only make changes outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel, as per the Policy.  Changes take effect on the pay period following the processing of your Enrollment/Change Form.

Stopping Deductions
To discontinue your contributions, complete the ESPP Notice of Withdrawal Form and return it to the Corporate Human Resources Department or your designated HR representative. If you have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy, you may discontinue your contribution percentage at any time during the offering period. Those who are executive officers or identified as “key” employees may only make changes outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel, as per the Policy.  Changes take effect on the pay period following the processing of your Enrollment/Change Form.  Any accumulated deductions during that offering period may be held to purchase stock or employees may elect to have these deductions reimbursed.  Reimbursements take place on the pay period following processing of the employee’s Withdrawl Form.  NOTE:  When you stop your deductions during an offering period, you may not re-enroll until the next offering period.

Contribution Maximums
You may elect to contribute between 1-10% of your compensation*, or any whole dollar amount that equates to from one percent (1%) through ten percent (10%) of your compensation, up to U.S. $12,500 (or local currency equivalent) per offering period. For each offering period, you may not purchase more than the number of shares determined by dividing U.S. $12,500 (or the local currency equivalent) by the fair market value of a share of common stock on the first day of the offering period (the “enrollment date”).  During any one calendar year, you may not purchase more than U.S. $25,000 (or the local currency equivalent) worth of CMC common stock based on its fair market value on the applicable enrollment dates.

*Compensation includes your straight time gross earnings, overtime pay, shift differential, cash bonuses exclusive of relocation and sign-on bonuses, and any salary continuation or short-term disability payments paid to you by Cabot Microelectronics Corporation.

Purchase Price
On the last day of the offering period (the “date of exercise” or “exercise date”), the fair market value of CMC’s common stock as of such exercise date is compared with the fair market value of the stock on the first day of the offering period (the “enrollment date”). The price per share you pay for the stock, called the "purchase price", is 15% less than the lower of these two prices. You’ll always pay less than the fair market value on the lower of the exercise date or the enrollment date, which is the closing price of the stock as of such date, respectively.

Selling Stock
You may sell your shares of stock at any time following the purchase date by contacting Computershare at 1-800-633-9394, subject to CMC’s Insider Trading Policy, pre-clearance requirements, and quarterly blackout periods for key employees and executive officers.

Tax Obligations
U.S. Employees: You'll have taxable income in the year in which there's a "disposition" of the purchased shares. "Disposition" generally includes any transfer of legal title, including a transfer by sale, exchange or gift. However, because the Plan meets all Internal Revenue Code Section 423 requirements, under current tax law, if you hold your stock for a period of one year from the exercise date and two years from the start of the offering period in which the shares of stock were purchased, you will receive favorable tax treatment on that sale. For more information on taxes, please consult your personal tax advisor.

International Employees: Tax treatment on shares varies from country to country. For specific information on the tax treatment that applies to you, please consult your personal tax advisor.

All Employees:  You are advised to consult with your personal tax advisor to determine the tax implications of participation in the Plan under your personal circumstances.

NO GUARANTEES
If you enroll in the Employee Stock Purchase Plan, you accept the risk of stock ownership. There are no guarantees on your investment returns. There are potential risks and gains when purchasing stock, as with any other type of investment. Be sure to read this entire enrollment guide/prospectus and review CMC’s annual and quarterly reports before investing.

What Happens If………

You Leave the Company
If you leave CMC and the next exercise date will occur within 3 months of your termination date, your accumulated payroll contributions will be used to purchase CMC common stock on the first exercise date after your departure, unless you elect to have your accumulated payroll deductions returned to you. Any cash balance remaining after the purchase of shares will be returned to you.

If you leave CMC and the next exercise date will occur more than 3 months after your termination date, no shares will be purchased on your behalf, and all of your accumulated payroll deductions will be returned to you.

You Die
Any cash balance in your account will be paid directly to your estate within 30 days of CMC receiving notification of your death.

Accessing Your Account

Once your CMC stock has been purchased, you may access your account by calling the Computershare Customer Service Center at: 1-800-633-9394.

U.S. callers are required to enter their Social Security Number.

When accessing your account for the first time, the system will ask for the last 4 digits of your account number, which is located on your statement. Next, you will be required to select a Personal Identification Number (PIN). Be sure to remember your PIN, as you will need this PIN to access your account for future transactions.

International employees are required to enter an access code, which is mailed along with the account statement following the purchase of shares. International employees are also required to enter the Global Identification Number that was assigned following enrollment in the Plan.

Once you reach the main menu, you may select from the following options:

▪	get account balance information
▪	get duplicate 1099-DIVs
▪	sell shares
▪	get market price quotes
▪	get Computershare’s address
▪	speak with a customer service representative

Note:  Your account with Computershare will not be activated until your first stock purchase has been made and an account has been set up in your name. This will take place at the end of the offering period in which you initially enrolled.

This document is not the official Plan document. The purpose of this document is to summarize the major features of the Plan and the principal rights and benefits available to the participating employees. In the event of any inconsistency between this summary and the actual provisions of the Plan document, the Plan document provisions will govern. Cabot Microelectronics Corporation reserves all right to amend or terminate its employee benefits plans, including the ESPP, at any time.

Cabot Microelectronics Corporation
Employee Stock Purchase Plan
Summary and Prospectus

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

We established the Cabot Microelectronics Corporation Employee Stock Purchase Plan to allow our eligible employees to purchase shares of Cabot Microelectronics Corporation common stock periodically through payroll deductions.

The Plan is not intended to be a qualified plan under Internal Revenue Code Section 401(a), nor is the Plan subject to the Employee Retirement Income Securities Act of 1974.

This document is not the official Plan document.  The purpose of both parts of this prospectus is to summarize, in question-and-answer format, the major features of the Plan and the principal rights and obligations of participants.  In the event of any inconsistency between this summary and the actual provisions of the Plan, the Plan will govern.

The date of this part of the prospectus is November 24, 2010.

Table of Contents
Some Background Information
Eligibility and Enrollment
Payroll Contributions
Stock Purchases and Sales
Account Statements
Ending Your Participation
The First Offering Period
Stockholder Rights
Plan Administration and General Plan Provisions
Employee Tax Obligations

Some Background Information

Q:What is the purpose of the Plan?

A:The Plan gives eligible employees the opportunity to acquire a stock ownership interest in Cabot Microelectronics Corporation through convenient payroll deductions.  These deductions are applied semi-annually to the purchase of shares of Cabot Microelectronics Corporation common stock at a discount from the then-current market price.

Q:When was the Plan adopted?

A:The Plan was originally adopted by Cabot Microelectronics Corporation’s Board of Directors on March 24, 2000, and offered a total of 475,000 shares (this is referred to as the "Prior Plan"). Cabot Corporation approved the Prior Plan on March 27, 2000 as our sole stockholder on that date. At the annual meeting of the stockholders of Cabot Microelectronics Corporation on March 4, 2008, the Prior Plan was amended to authorize the offering of an additional 500,000 shares and to change the name of the Prior Plan to the Cabot Microelectronics 2007 Employee Stock Purchase Plan. The Prior Plan, as amended, is referred to throughout this Prospectus as the "Plan."  The Plan was most recently amended and restated January 1, 2010.

Eligibility and Enrollment

Q:Who is eligible to participate in the Plan?

A:You’re eligible to participate in the Plan if you’re a full-time or part-time employee of Cabot Microelectronics Corporation, any of its international branch locations or any designated subsidiary of CMC (this means that you are regularly scheduled to work at least 20 hours per week and more than 5 months per year).

Q:Will any subsidiaries of Cabot Microelectronics Corporation participate in the Plan?
A:Any subsidiary of Cabot Microelectronics Corporation that the Plan administrator designates as eligible may participate in the Plan.

Q:When may I enroll?

A:Eligible employees may participate in an offering period under the Plan if they enroll in the Plan before the cutoff date for that offering period.  The cutoff date for an offering period generally will be last business day before the offering period begins.  You may not begin participating in an offering period once the cutoff date for that offering period has passed.

Employees will be eligible to enroll at the beginning of the offering period following their date of hire, with enrollment forms received after the enrollment period being applied to the next offering period.

Q:How do I enroll?

A:Eligible employees who are not executive officers or have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy may enroll in the Plan by contacting Cabot Microelectronics Corporation’s Human Resources department and completing the appropriate enrollment form, as long as you are in compliance with the provisions of the Policy and are not in possession of any material non public information regarding CMC. Those who are executive officers or have been identified as “key” employees may only enroll outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel, as per the Policy.

Payroll Contributions

Q: How much of my paycheck can I contribute?

A:You may authorize payroll contributions to the Plan of not less than 1% and not more than 10%, or any whole dollar amount that equates to from one percent (1%) through ten percent (10%), of your compensation per payroll period.  Please also note that in any offering period you may not purchase more than the number of shares determined by dividing U.S. $12,500 (or the local currency equivalent) by the fair market value of a share of common stock on the first day of the offering period, also called the “enrollment date”.  During any one calendar year, you may not purchase more than U.S. $25,000 (or the local currency equivalent) worth of Cabot Microelectronics Corporation common stock based on its fair market value on the applicable enrollment dates. Your compensation includes your straight-time gross earnings, overtime pay, shift differential, cash bonuses exclusive of relocation and sign-on bonuses, and any salary continuation or short-term disability payments paid to you by Cabot Microelectronics Corporation, in each case before any contributions you make to the Cabot Microelectronics Corporation 401(k) and Savings Plan or any Plan qualified under Internal Revenue Code Section 125 (in the U.S. only).

Your compensation for this purpose does not include severance payments, moving allowances, reimbursement of expenses, any other additional compensation paid to you during a payroll period, or any non-cash compensation.

Q:When do my payroll deductions begin?

A:Payroll deductions begin on the first payday of the offering period for which you enroll and continue at the same rate until you change your payroll deduction amount or stop participating in the Plan.

Q:Can I change my payroll deductions?

A:      To make changes to your contribution amount, complete the ESPP Enrollment/Change Form and return it to the Corporate Human Resources Department or your designated HR representative. If you are not an executive officer or have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy, you may change your contribution percentage at any time during the offering period, as long as you are in compliance with the provisions of the policy and are not in possession of any material non public information regarding CMC. Those identified as “key” employees may only make changes outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel, as per the Policy.  Changes take effect on the pay period following the processing of your Enrollment/Change Form.

Q:What happens to my payroll deductions?

A:Although all your payroll deductions are credited to you, we will not establish separate accounts to hold them.  Instead, we will hold all payroll deductions as part of our general assets and use them for any corporate purpose.  No interest is payable under the Plan.

Options, Stock Purchases and Sales

Q:What is an “offering period”?
A:The Plan will have two offering periods per calendar year, each of which will be approximately six months in duration. The two offering periods will occur during the following dates:

January 1st through June 30th; and
July 1st through December 31st

Each offering period will begin and end on a business day.  For example, if the offering period ends on December 31, which falls on a Saturday in a given year, the actual offering period would end on Friday, December 30, which is a business day.

Q:What is an “enrollment date”?
A:The “enrollment date” is the first day of an offering period.

Q:What happens on the enrollment date?

A:On the enrollment date, each participant in the offering period is deemed to have been granted an option to purchase shares of Cabot Microelectronics Corporation common stock with the participant’s accumulated payroll deductions for the offering period, up to the Plan’s share maximums.  This option will then be deemed exercised on the exercise date.

Q:What is an “exercise date”?

A:The “exercise date” is the last day of an offering period, when the options granted to participants under the Plan on the preceding enrollment date are deemed exercised and shares of Cabot Microelectronics Corporation common stock are purchased with your accumulated payroll deductions.

Q:How will my accumulated payroll deductions be converted into U.S. $ for the purchase of shares?

A:Shares are purchased in the open market in U.S. $ by Computershare, the Plan administrator, transfer agent and record keeper.  For employees based outside the U.S., payroll deductions will have to be exchanged from local currency into U.S. $. Your contributions will be exchanged from your local currency into U.S. $, using the average of the official exchange rates on the last day of each month over the six-month offering period.

Q:When are my shares purchased?

A:The total amount of payroll deductions made on your behalf during the offering period will be used to purchase full and deemed fractional shares of Cabot Microelectronics Corporation common stock in your name at the discounted price on the exercise date.

Q:What is the purchase price of common stock?

A:At the end of each offering period - on or about June 30th and December 31st - the fair market value of Cabot Microelectronics Corporation common stock on the exercise date is compared with the fair market value of the stock on the enrollment date.  The price per share you pay for the stock - called the “purchase price” - is 15% less than the lower of these two prices.

Example: When the share price is higher on the exercise date than on the enrollment date:

Price on January 1st (enrollment date): $25
Price on June 30th (exercise date):$30

What you pay per share of Cabot Microelectronics Corporation common stock:
$25 less 15%, or $3.75 = $21.25 per share

Example: When the share price is lower on the exercise date than on the enrollment date:

Price on January 1st (enrollment date): $25
Price on June 30th (exercise date): $20

What you pay per share of Cabot Microelectronics Corporation common stock:
$20 less 15%, or $3 = $17 per share

Q:If I’m based outside the U.S., what exchange rate will be used when my shares are converted?

A:The exchange rate used to convert local currency into U.S.$ for the purchase of shares will be determined by Cabot Microelectronics Corporation’s internal Treasury department and will be the average of the official exchange rates on the last day of each month over the six-month offering period.

Q:What is the purchase price of common stock and how would it be determined outside the U.S.?

A:At the end of each offering period - on or about June 30th and December 31st - the fair market value of Cabot Microelectronics Corporation common stock on the exercise date is compared with the fair market value of the stock on the enrollment date.  The price per share you pay for the stock - called the “purchase price” - is 15% less than the lower of these two prices.

Example:  When the share price is higher on the exercise date than on the enrollment date:

Price on January 1st (enrollment date): 2560 Japanese Yen
Price on June 30th (exercise date): 3071 Japanese Yen
What you pay per share of Cabot Microelectronics Corporation common stock:
2176 Japanese Yen (15% less than 2560)

Example: When the share price is lower on the exercise date than on the enrollment date:

Price on January 1st (enrollment date): 2560 Japanese Yen
Price on June 30th (exercise date): 2048 Japanese Yen
What you pay per share of Cabot Microelectronics Corporation common stock:
1740 Japanese Yen (15% less than 2048)

Q:How is the fair market value of Cabot Microelectronics Corporation common stock determined?

A:Our common stock is listed on the Nasdaq Global Select Market and its fair market value on any date is the closing sales price (or the closing bid, if no sales were reported) quoted for it on the Nasdaq system on that date, as reported in The Wall Street Journal or another source the board of directors deems reliable.  In the absence of an established market for the common stock, the fair market value will be determined in good faith by the Plan administrator.

Q:Are there any limitations on the number of shares I may purchase?
A:Yes. The following limitations apply:

     •The number of shares of Cabot Microelectronics Corporation common stock available for purchase by all Plan participants together is (i) 500,000 plus (ii) the number of shares previously reserved for issuance but not issued under the Plan (which was 7,222 as of September 30, 2010).  These numbers are subject to adjustment as discussed in “What happens if there’s a change in Cabot Microelectronics Corporation’s capital structure?” below.

     • In any offering period you may not purchase more than the number of shares determined by dividing U.S. $12,500 (or the local currency equivalent) by the fair market value of a share of common stock on the enrollment date.

     • During any one calendar year, you may not purchase more than U.S. $25,000 (or the local currency equivalent) worth of Cabot Microelectronics Corporation common stock based on its fair market value on the applicable enrollment dates.

     •You may not purchase shares in the Plan if you own 5% or more of the total voting power or value of all classes of stock of Cabot Microelectronics Corporation or any parent corporation or subsidiary corporation.

     • Any payroll deductions that cannot be applied to the purchase of Cabot Microelectronics Corporation common stock because of any of the last four of these limitations will be refunded on the exercise date without interest.

Q:What if there aren’t enough shares available to cover all the exercised purchase rights on a particular exercise date?
A:If the total number of shares to be issued on any particular exercise date is greater than the maximum number of shares that may be issued under the Plan, the Plan administrator will:
Allocate the available shares pro rata to participants in a uniform manner; and promptly refund to participants any payroll deductions not applied to the purchase of stock.

Q:When can I sell the shares I’ve purchased?

A:As a general rule, participants who are not executive officers or have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy can sell their shares at any time, as long as you are in compliance with the provisions of the Policy and are not in possession of any material non public information regarding CMC. Those who are executive officers or have been identified as “key” employees may only make changes outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel, as per the Policy.  All employees must comply with CMC’s Insider Trading and Nondisclosure Policy and applicable company procedures.

Q:Are there exercise transaction fees?
A:There is no charge for certificate issuance; however the following transaction fees are charged by Computershare.

Commission
Fee Type	Fee	(up to 1000)	(1000 - 5000)	5001 & above
Sales- Web/IVR	$ 24.95	$ 0.03
Sales - Representative Assisted	$ 39.95	$ 0.07	$ 0.05	$ 0.03
Handling Fee	$ 5.35
Foreign Currency Check	$ 35.00
Outgoing Wire	$ 35.00
Stop Payment of Check	$ 25.00
Share Delivery	$ 30.00
Overnight Check Delivery	$ 25.00

Account Statements

Q:Who is the Plan’s recordkeeper?

A:Computershare is the Plan’s recordkeeper.  Computershare performs recordkeeping services for a wide range of clients and is independent of Cabot Microelectronics Corporation.  Computershare is also Cabot Microelectronics Corporation’s “transfer agent” for all stock-related transactions. Computershare’s address is:

Computershare Trust Company, N.A.
P. O. Box 43021
Providence RI 02940-3021
Telephone:  800-633-9394
E-mail: espp@computershare.com
Internet:  http://www-us.computershare.com/employee

Q:Will I receive a statement indicating the amount and status of my account?
A:Yes. After the exercise date for each offering period, you’ll receive a statement indicating:
• Your account balance;
• The amount of payroll contributions you made during the offering period;
• The number of shares purchased in your name;
• The purchase price per share;
• The fair market value on the date of purchase; and
• A summary of year-to-date activity.

Q:Where do my shares of stock go after they’re purchased?

A:As soon as practicable after each exercise date, your account at Computershare will be credited with the shares purchased on your behalf.  Stock certificates for shares you purchase under the Plan will be issued to you if you so request, at no cost, but you do not need a stock certificate to have full rights as a stockholder.

Ending Your Participation

Q:If I wish to stop participating in the Plan, how do I do so?

A:To discontinue your participation in the Plan, complete the ESPP Notice of Withdrawal Form and return it to the Corporate Human Resources Department or your designated HR representative. If you are not an executive officer or have not been identified as a “key employee” as it relates to CMC’s Insider Trading Policy, you may discontinue your contribution percentage at any time during the offering period. Those who are executive officers or identified as “key” employees may only elect to discontinue outside the designated blackout periods, and after receiving pre-clearance from CMC’s General Counsel.  Changes take effect on the pay period following the processing of your Enrollment/Change Form.  Any accumulated deductions during that offering period may be held to purchase stock or employees may elect to have these deductions reimbursed.  Reimbursements take place on the pay period following processing of the employee’s Withdrawal Form.  NOTE:  When you stop your deductions during an offering period, you may not re-enroll until the next offering period.

Of course, you’ll still own the stock you’ve previously purchased under the Plan. If you stop participating in the Plan, you may re-enroll for any future offering period in which you’re eligible to participate by completing an Enrollment/Change Form and returning it to the Human Resources department before the applicable cutoff date, assuming compliance with CMC’s Insider Trading Policy (if you are an executive officer or identified as a “key employee” pursuant to the Policy, you may only reenroll outside of the company’s quarterly blackout periods and pursuant to the Policy, including pre-clearance requirements).

Q:How do I rejoin the Plan if I stop participating in it?

A:Complete the appropriate form, available on the CMC Intranet, if you wish to re-enroll.  The completed form should be returned to the Corporate Human Resources Department or your designated HR representative by the enrollment deadline.

Q:What happens if I leave Cabot Microelectronics Corporation?

A:  • If you leave Cabot Microelectronics Corporation and the next exercise date will occur within 3 months of your termination date, your accumulated payroll deductions will be used to purchase Cabot Microelectronics Corporation common stock on the first exercise date after your departure unless you elect to have your accumulated payroll deductions returned to you.  Any cash balance remaining after the purchase of shares, together with cash in lieu of any deemed fractional shares, will be returned to you.

• If you leave Cabot Microelectronics Corporation and the next exercise date will occur more than 3 months after your termination date, no shares will be purchased on your behalf, and all of your accumulated payroll deductions and cash in lieu of deemed fractional shares will be returned to you.

Q:If I die, what happens to my payroll deductions?
A:Your accumulated payroll deductions and cash in lieu of deemed fractional shares will be refunded to your estate in the event of your death.

Stockholder Rights

Q:When do I receive rights as a stockholder?

A:Once shares are purchased in your name, you’ll have all rights as a stockholder with respect to those shares, including voting rights, even if you don’t have physical possession of a stock certificate.

Q:Will fractional shares be purchased under the Plan?
A:Deemed fractional shares will be allocated to participants in the Plan, but fractional shares of

Cabot Microelectronics Corporation common stock will never be issued under the Plan.  Rather, deemed fractional shares purchased in one offering period will be added to deemed fractional shares purchased in future offering periods, and then whole shares will be issued for these deemed fractional shares.  Deemed fractional shares will always be paid in cash.

Q:Can I assign or transfer any of my Plan rights?

A:No.  Your rights under the Plan (including the right to purchase shares under the Plan) cannot be assigned or transferred to anyone else, except by will or the laws of inheritance following your death.

Q:Does participating in the Plan affect the terms of my employment?
A:Participating in the Plan doesn’t provide you with any right to any continued employment by Cabot Microelectronics Corporation.

Q:What restrictions apply if I become an “affiliate” or a “Section 16 insider/executive officer”?

A:Only certain members of top management are “affiliates” or “Section 16 insiders/executive officers.”  Cabot Microelectronics Corporation will notify you if you are or become an affiliate or a Section 16 insider/executive officers and will provide you with further information on the following restrictions.

In general, Rule 144 of the Securities Act of 1933, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended, restrict the transfer of stock by affiliates of Cabot Microelectronics Corporation and Section 16 insiders/executive officers under certain circumstances.  If you are, or become, an affiliate or a Section 16 insider/executive officer, you may be subject to, among other rules, special notice and reporting requirements, time and volume limitations with respect to the number of shares you can sell and the short-swing profit recovery rules of Section 16.

Plan Administration and General Plan Provisions

Q:Who administers the Plan?

A:The Plan is administered by the Compensation Committee of the Board of Directors.  In this capacity, the Board or the Committee is also called the “Plan administrator.”  Committee members serve as long as the Board thinks it appropriate and may be removed by the Board at any time.  If Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any later provision provides specific requirements for the administrators of Plans of this type, the Plan will comply with those requirements. The daily administration of the Plan has been delegated to the Human Resources Department.

You should address any inquiries you may have to the Human Resources Department at Cabot Microelectronics’ Corporation headquarters in Aurora, Illinois.

Q:What powers does the Plan administrator have?

A:The Plan administrator has broad discretion to set and change the terms and conditions of participation in the Plan and to construe and interpret the Plan.  For example, the Plan administrator may change the length of the offering periods, the maximum number of shares that can be purchased in any offering period, and the discount offered under the Plan.

Q:What is the maximum number of shares of common stock that may be issued under the Plan?

A:No more than 500,000 shares plus the number of shares previously reserved for issuance under the Plan but not issued (7,222 as of September 30, 2010) may be issued as part of the Plan (subject to adjustment as discussed in “What happens if there’s a change in Cabot Microelectronics Corporation’s capital structure?” below).  The shares may be unissued shares or reacquired shares, including shares purchased on the open market.

Q:What is the maximum “lifetime” of the Plan?
A:The Plan will terminate when all shares available for issuance under it have been sold, unless the board terminates the Plan earlier.

Q:What happens if there’s a change in Cabot Microelectronics Corporation’s capital structure?

A:If there is any change in the shares of Cabot Microelectronics Corporation as the result of a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split-up, combination of shares, exchange of shares, change in corporate structure or similar event, the Committee may make appropriate adjustments to the class and number of shares the Plan can issue, the class and number of shares each Plan participant can purchase and the class and number of shares and the price per share under each outstanding purchase right.  These adjustments are intended to prevent any dilution or enlargement of the rights and benefits of Plan participants.  The Committee’s determinations on these matters are binding and conclusive.

Q:What happens if there is a change in control of Cabot Microelectronics Corporation?

A:If there is a change in control of Cabot Microelectronics Corporation, the offering period in which the change in control will occur will accelerate to the last U.S. deduction date before the date of the change in control.  That last payday will then become the exercise date for that offering period.

Q:Can the Plan be amended?
A:The Board may amend or suspend the Plan at any time. However, no such action may, without stockholder approval:

• Increase the number of shares that may be issued under the Plan;
• Change the employees who are eligible to participate in the Plan; or
• Make any other change that in the Board’s determination requires stockholder approval under applicable law or regulatory standards.

Q:When can Cabot Microelectronics Corporation terminate the Plan?

A:The Board may terminate the Plan at any time.  If it does, the Plan will terminate in its entirety, and no further purchase rights will be granted or exercised and no further payroll deductions will be collected.

Q:What else do I need to know?

A:Cabot Microelectronics Corporation is a corporation organized and existing under the laws of the State of Delaware and currently maintains its principal executive offices at 870 N. Commons Drive, Aurora, Illinois 60504.  You may contact Cabot Microelectronics Corporation at this address or at the telephone number provided below for further information concerning the Plan and its administration.

Copies of documents delivered to Cabot Microelectronics Corporation’s shareholders, including Cabot Microelectronics Corporation’s Annual Report, will be provided to each Plan participant without charge upon request to the Plan administrator at the following address:

Human Resources Department - ESPP
Cabot Microelectronics Corporation
870 Commons Drive
Aurora, IL  60504
Telephone:  (800) 811-2756

In addition, the SEC allows us to incorporate documents by reference into this prospectus, and we are doing so with respect to the following documents:

(a)  Our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC (File No. 000- 30205) on November 23, 2010, which includes our audited financial statements for the fiscal year ended September 30, 2010; and

(b)  Our Registration Statement on Form 8-A filed with the SEC on April 3, 2000, which describes the terms of the Common Stock (File No. 000-30205).

In addition, we are incorporating into this prospectus by reference all documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.  These incorporated documents will be deemed to be incorporated in this prospectus by reference and to be a part of this prospectus from the date of their filing.  Any statement contained in this prospectus or in one of the incorporated documents will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed incorporated document modifies or supersedes that statement.  Any statement that is modified or superseded in this manner will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will provide you with a copy of any of these documents without charge upon your request to our Human Resources Department.

Employee Tax Obligations

CMC understands that every employee’s financial circumstances are different.  As such, we recommend that you consult your personal tax/financial advisor for answers to your specific financial planning and tax questions.